SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2005

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number
1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sierra Pacific Resources
Section 3—Securities and Trading Markets

Item 3.03	Material Modifications to Rights of Security Holders
     On December 19, 2005, the Board of Directors of Sierra Pacific Resources (the “Company”) voted to amend the Rights Agreement, dated as of February 28, 2001 (as amended and restated, the “Rights Agreement”), between the Company and Wells Fargo Bank Minnesota, N.A., to accelerate the final expiration date of the rights (“Rights”) issued thereunder to 5:00 p.m., New York City time, December 19, 2005, and to terminate the Rights Agreement upon the expiration of the Rights. The form of amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference in its entirety.
     The Company’s Board of Directors also adopted a policy governing future entry into a shareholder rights agreement or similar agreement (a “shareholder rights plan”). The Company’s policy is to seek shareholder approval prior to the adoption of a shareholder rights plan, unless the board, in the exercise of its fiduciary duties and with the concurrence of a majority of its independent members, determines that, under the circumstances existing at the time, it is in the best interests of the Company’s shareholders to adopt a shareholder rights plan without first obtaining shareholder approval. If a shareholder rights plan is adopted without prior shareholder approval, the plan must provide that it shall expire, unless ratified by shareholders, within one year of adoption.
Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
     4.1 Amendment No. 1 to the Amended and Restated Rights Agreement Dated as of February 28, 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: December 22, 2005	By:	/s/ John E. Brown
John E. Brown
Controller